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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-7366 and 33-25333 of Nortel Networks Corporation on Form S-8 of our report dated June 1, 2001, appearing in the Annual Report on Form 11-K of the Nortel Networks Long-Term Investment Plan for the fiscal year ended December 31, 2000.




DELOITTE & TOUCHE LLP
Nashville, Tennessee
June 26, 2001